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                                                                   Exhibit 3-257
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                          CERTIFICATE OF INCORPORATION

                                       OF

                             S.T.B. INVESTORS, LTD.


                Under Section 402 of the Business Corporation Law

   The undersigned, being a natural person of at least 21 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

   FIRST:  The name of the corporation is S.T.B. INVESTORS, LTD.

   SECOND: The Corporation is formed for the following purpose or purposes:

   To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realise upon, full or part paid securities, created or issued by any persons, firms, associations, and corporations, syndicates, combinations, organization, governments or subdivisions thereof, and generally deal in any securities; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities and, in general to conduct an investment business.

   To engage generally in the real estate business as principal, agent, broker and in any lawful capacity, and general1y to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear. improve, develop, divide and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker and in any


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lawful capacity such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of, and to acquire purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

   To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive grant, and assign licensing arrangements, options franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares merchandise, commodities, and unimproved, improved, finished, processed and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvements of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

   To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

      (a) inventions, devices, formulae, processes and any improvements and modifications thereof,

      (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;


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      (c) franchises, licenses, grants and concessions.

   To lend money or make advances from time to time to such extent, to such borrowers, on such terms, and on such security, if any, as the Board of Directors of the corporation may determine, but only to the extent permitted corporations organized under the Business Corporation Law.

   To purchase, exchange, hire or otherwise acquire such personal property, chattels, rights, easements, permits, privileges, and franchises as may lawfully be purchased, exchanged, hired, or acquired-under the Business Corporation Law of the State of New York.

   To underwrite, purchase, acquire, hold, pledge, hypothecate, exchange, sell, deal in, and dispose of, alone, or in syndicates or otherwise in conjunction with others, stocks, bonds and other evidences of indebtedness and obligations of any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, and evidences of any interest, in respect of any such stocks, bonds and other evidences of indebtedness and obligations; to issue in exchange rights, powers and privileges of ownership, in respect thereof and, to the extent now or hereafter permitted by law, to aid by loan, subsidy, guaranty or otherwise those issuing, crediting or responsible for any such stocks, bonds or other evidences of indebtedness or obligations or evidences of any interest in respect thereof.

   To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

   THIRD: The office of the corporation is to be located in the City (Town) (Incorporated Village) of New York-County of New York, State of New York.

   FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 200, all of which are without par value, and all of which are of the same class.

   FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:


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                  c/o M Joshua Aber
                  565 Fifth Avenue
                  New York, New York 10017

   SIXTH: The duration of the corporation is to be perpetual.

   SEVENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in capcities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

   IN WITNESS WHEREOF, the undersigned has executed and acknowledged this certificate this 16th day of November, 1971.


                                           Eileen Hart
                                           -------------------------------------
                                           (Incorporator)


                                           565 Fifth Avenue, New York, New York
                                           -------------------------------------
                                           (Address of Incorporator)


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STATE OF NEW YORK  }
                   } SS.:
COUNTY OF NEW YORK }

   On the date hereinafter set forth, before me personally came EILEEN HART to me known, and known to me to be the person described in and who executed the foregoing Certificate, and she acknowledged to me that she executed the same.

Dated: November 16, 1971

                                           Jacob Cottin
                                           -------------------------------------
                                           (Notary Public)

                                                          JACOB COTTIN
                                              Notary Public State of New York
                                           Qualified Queens County No. 41-583392
                                           Certificate filed in New York Courts
                                                Term Expires March 30, 1972


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                              CERTIFICATE OF CHANGE

                                       OF

                             S.T.B. Investors, Ltd.

               UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW


   WE, THE UNDERSIGNED, James V. McKeon and Ira C. Gubernick being respectively the Vice President and the Secretary hereby certify:

   1. The name of the corporation is S.T.B. Investors, Ltd.

   2. The Certificate of Incorporation of said corporation was filed by the Department of State on the November 17, 1971.

   3. The following was authorized by the Board of Directors:

   To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him from United Corporate Services, Inc., 10 Bank Street, White Plains, NY 10606 to CT Corporation System, 1633 Broadway, New York, NY 10019.

   To designate CT Corporation System, 1633 Broadway, New York, NY 10019 as the registered agent in New York upon whom all process against the corporation may be served.

   IN WITNESS WHEREOF, we have signed this certificate on the day of 15th day of May, 1998 and we affirm the statements, contained therein as true under penalties of perjury.

                                                 /s/ James V. McKeon
                                                 -------------------------------
                                                 James V. McKeon, Vice President


                                                 /s/ Ira C. Gubernick
                                                 -------------------------------
                                                 Ira C. Gubernick, Secretary








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                              CERTIFICATE OF CHANGE

                                       OF

                             S.T.B. INVESTORS, LTD.

               UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1. The name of the corporation is
   S.T.B. INVESTORS, LTD.

   If applicable, the original name under which it was formed is

2. The Certificate of Incorporation of said corporation was filed by the Department of State on 11/17/71.

3. The address of CT Corporation System as the registered agent of said corporation is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York New York 10011.

4. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o. CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o CT Corporation System Ill Eighth Avenue, New York, New York 10011.

5. Notice of the above changes was mailed to the corporation by C T Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto.

6. C T Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF, 1 have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury.

                                                          C T CORPORATION SYSTEM

                                                          By: /s/ Kenneth J. Uva
                                                              Kenneth J. Uva
                                                              Vice President


NY Domestic Corporation - agent/process address